UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2014 (November 6, 2014)

CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Letter Agreement to Eighth Restated Credit Facility
On November 5, 2014, we entered into a Letter Agreement to our Eighth Restated Credit Agreement. The Letter Agreement increased our borrowing base from $484.5 million to $650.0 million effective November 5, 2014. In addition, the Letter Agreement extended the waiver of our temporary hedging noncompliance through our borrowing base redetermination scheduled on May 1, 2015. As of November 5, 2014, we had $272.0 million in outstanding borrowings under our credit facility.

Sale of Leasehold in Eagle Ford Formation and Below
On October 31, 2014, we executed a purchase and sale agreement (the “Agreement”) with an undisclosed buyer, whereby we will sell our leasehold interests, including the Eagle Ford Formation and below, in Brazos, Burleson, Fayette, Grimes and Washington Counties in Texas for a purchase price of $20.1 million, subject to customary purchase price adjustments. The sale of the non-producing properties is expected to close on or about December 12, 2014, and is effective as of September 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2014	CHAPARRAL ENERGY, INC.

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President